EXHIBIT 99.1


     ANACOMP(R) ANNOUNCES PLAN TO DEREGISTER ITS SECURITIES. REPURCHASES TO
       CONTINUE UNDER ITS REPURCHASE PLAN. ANACOMP REPORTS FOURTH QUARTER
                     AND FISCAL YEAR 2004 FINANCIAL RESULTS

                                      * * *

Anacomp Reports Revenues of $184 Million for Fiscal Year 2004; docHarbor(R) Web
  Presentment Services Grows 32% From Fiscal Year 2003; Multi-Vendor Services
    Annual Revenue Grows 10% From Fiscal Year 2003; Fiscal Year 2004 Pretax
           Operating Loss from Continuing Operations was $8.2 Million

                                      * * *

     SAN DIEGO, CA - December 20, 2004 - Anacomp, Inc. (OTC BB: ANCPA), a global provider of information outsourcing, maintenance support and imaging and print solutions, today announced that it plans to voluntarily deregister its Class A Common Stock, Class B Common Stock and Class B Common Stock Warrants from the reporting requirements of the SEC on or about January 25, 2005. Anacomp also announced that it plans to continue repurchasing its Class A Common Stock pursuant to its previously authorized repurchase plan, with approximately $8.4 million remaining authorized for this purpose through December 31, 2005.


     Anacomp also reported its financial results, with a net loss of $3.1 million for the three months ended September 30, 2004 and a net loss of $9.9 million for fiscal year 2004. Revenues were $43 million and $184 million for the three months and twelve months ended September 30, 2004, respectively.

     "While the results for the 2004 fiscal year reflect the continued double digit growth of our docHarbor(R) Web Presentment and MVS product line revenues, which have grown 32% and 10%, respectively, over the prior fiscal year, the extensive restructuring of our data centers was also accomplished this year. In total, we closed 30 facilities, decreased our number of employees by 246 worldwide and incurred $9.1 million in restructuring charges, $2.7 million of which occurred in the fourth fiscal quarter."


     "We have radically changed the way we do business in our data centers. This has caused extra costs in the short term. But we have also streamlined our cost structure across the company for our legacy COM and CD business. We believe the planned actions taken this fiscal year will greatly improve our operations, and enhance shareholder value next year," said Jeff Cramer, Chief Executive Officer.


Plans to Deregister Securities

     Anacomp's plans to deregister its securities were made after careful consideration of the advantages and disadvantages of continuing registration and the rising costs and demands on management time arising from compliance with SEC, Sarbanes-Oxley and OTC Bulletin Board requirements. Anacomp is eligible to deregister each class of its securities because it has fewer than 300 holders of record for each such class. The Board of Directors believes that while the liquidity for Anacomp's stock may be reduced and the price of its stock is likely to decrease at least in the near term, the accounting, legal and administrative savings associated with deregistration, both in terms of cost and in time, are in the best interests of shareholders and Anacomp. For Anacomp's size and the thinly-traded nature of its stock, the Board believes the financial and strategic burden is disproportionate to the benefits of maintaining its registered status. In light of current and expected future regulatory requirements, especially the recent ones stemming from Sarbanes-Oxley, Anacomp estimates that the savings could range from $2.7 million to $3.2 million over the next two fiscal years, and may realize ongoing annual savings of approximately $1.5 million in addition to any indirect costs. Anacomp also expects that management will be able to better focus its attention and resources on continuing to improve operations and enhancing shareholder value.

     "Current market conditions do not warrant the significant annual costs associated with our being a reporting company. Our Board of Directors believes it is prudent to use these funds to enhance Anacomp's financial performance. As a non-registered company, we will have more flexibility in pursuing strategic opportunities, continuing to invest in our core business and in recruiting and retaining our people. This move will also enable management to focus more time on operating our business," said Jeff Cramer.


     Anacomp expects that the deregistration will become effective within 90 days after its filing of the Form 15s with the SEC. Upon making the necessary filings with the SEC, Anacomp's obligation to file reports under the Securities Exchange Act, including Forms 10-K, 10-Q, 8-K and proxy statements, will immediately be suspended and future reports will not be available through the SEC EDGAR system. Following the deregistration, however, Anacomp currently intends to continue to hold annual meetings and to voluntarily make periodic financial and other information available to its shareholders via its website, www.anacomp.com.


     As a result of deregistering with the SEC, Anacomp's Class A Common Stock and Class B Common Stock will no longer be eligible for listing on the OTC Bulletin Board. Anacomp anticipates, but cannot guarantee, that following the Form 15 filings in late-January, its Class A Common Stock and Class B Common Stock will continue to be quoted by the Pink Sheets Electronic Quotation Service, to the extent broker-dealers commit to make a market in its shares. The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website at www.pinksheets.com. Anacomp can provide no assurance that any broker-dealer will make a market in its securities, which is a requirement for Pink Sheet trading.


Repurchases to Continue

     Anacomp plans to continue repurchasing its Class A Common Stock pursuant to its previously authorized repurchase program. Under the authorization, Anacomp may periodically repurchase shares on the open market at prevailing market prices or in privately negotiated transactions. As of December 13, 2004 and after accounting for repurchases made last fiscal quarter, Anacomp was authorized to repurchase up to $8.4 million of its Class A Common Stock through December 31, 2005. Shares purchased under the repurchase program will be cancelled. Anacomp expects repurchases to be funded by available cash.


Fourth Quarter Fiscal Year 2004 Results

     For the fourth quarter ended September 30, 2004, Anacomp's operating loss from continuing operations was $2.3 million, compared to a $0.9 million operating loss from continuing operations in the fourth quarter of the prior fiscal year. The net loss in the fourth quarter of fiscal year 2004 was $3.1 million, compared with a net loss of $0.4 million in the fourth quarter of the prior fiscal year. Revenues for the three months ended September 30, 2004 were $43.0 million, compared with $48.5 million in the same period last fiscal year.


Product Line Results

     Anacomp operates as one business segment but has several distinct service offerings or product lines. Because of this, we track revenues by product line. This permits management and investors to track the progress of revenues from Multi-Vendor Services, or MVS, and docHarbor(R) Web Presentment Services, two of our principal growth product lines, compared with our traditional CD/Digital and COM revenues. In the fourth quarter of fiscal year 2004, revenues for MVS were $9.7 million, reflecting a 11% growth rate over the fourth quarter of the prior fiscal year. This increase reflected new Original Equipment Manufacturer (OEM) agreements and continued growth in the Company's MVS offerings (services and hardware sales for products manufactured by other companies). In the fourth quarter of fiscal year 2004, MVS represented 71% of total maintenance service revenues, which encompass both MVS and COM Professional Services.

     docHarbor(R) Web Presentment service revenues increased 27% to $6.3 million from the fourth quarter of fiscal year 2003. This increase reflected growth from new customers, as well as additional revenue from established customers who had increased their use of the Company's web based docHarbor(R) Web Presentment service.

     CD/Digital revenues declined $1.5 million, or 22%, from the fourth quarter of fiscal year 2003. The decrease reflected the negative impact of increased availability and affordability of alternative web based solutions or in-house, online viewing systems.

     COM revenues -- comprised of COM/Other Output Services, COM/Professional Services, and Equipment and Supplies -- declined $6.4 million, or 23%, from the fourth quarter of fiscal year 2003. COM-related product lines had been impacted negatively by the decrease in demand for COM as customers continued to opt for digital solutions such as Web and CD services or in-house solutions.

About Anacomp

     Anacomp, Inc. provides comprehensive information outsourcing, maintenance support, and imaging and print solutions to more than 7,000 businesses and organizations. Founded in 1968 and headquartered in San Diego, Anacomp offers a full range of solutions for the secure capture, production, presentation, retrieval and archive of critical business documents, as well as professional services for mass storage, computing and networking equipment. For more information, visit Anacomp's web site at www.anacomp.com.

     Contact: Linster W. Fox, Anacomp Executive Vice President and Chief Financial Officer, (858) 716-3609 or lfox@anacomp.com.


                           FORWARD LOOKING STATEMENTS


     This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements relating the Company's plans regarding managing revenue generation and costs in changing environments. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be different materially from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: risks related to the Company's proposed deregistration; the declining trend in the micrographics and CD market and other industry trends in the Web or Multi-Vendor Service businesses; competition; raw material costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; and general economic and business conditions. These risks and other factors and uncertainties are discussed in greater detail from time to time in Anacomp's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Forward-looking statements made in this release speak as of the date hereof. Anacomp undertakes no obligation to update or revise any forward-looking statements made in this release. Any such forward-looking statements, whether made in this release or elsewhere, should be considered in context with the various disclosures made by Anacomp about its business. These projections or forward-looking statements fall under the safe harbors of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                      # # #
 Anacomp's news releases are distributed through PRNewswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com).

        Anacomp and docHarbor are registered trademarks of Anacomp, Inc.


      CONSOLIDATED BALANCE SHEETS
      Anacomp, Inc. and Subsidiaries

                                                                                    Reorganized Company
                                                                            -----------------------------------
                                                                              September 30,     September 30,
   (amounts in thousands, except share and per share amounts)                      2004              2003
                                                                            ----------------    ---------------
   Assets
   Current assets:
       Cash and cash equivalents.............................................. $       7,937      $     18,390
       Receivable on sale of Swiss subsidiaries...............................           ---             1,262
       Accounts receivable, net...............................................        26,602            29,847
       Current portion of long term receivables, net..........................           455               889
       Inventories............................................................         3,308             3,174
       Prepaid expenses and other.............................................         3,390             3,909
                                                                                ------------        ----------
   Total current assets.......................................................        41,692            57,471

   Property and equipment, net................................................        15,098            18,398
   Long term receivables, net of current portion..............................           796               928
   Reorganization value in excess of identifiable net assets..................        72,030            73,363
   Intangible assets, net.....................................................         6,846             8,829
   Other assets...............................................................         8,011             5,952
                                                                                ------------        ----------
                                                                               $     144,473      $    164,941
                                                                                ============        ==========
   Liabilities and Stockholders' Equity
   Current liabilities:
       Accounts payable......................................................  $       8,864      $      9,118
       Accrued compensation, benefits and withholdings........................        12,285            12,407
       Deferred revenue.......................................................         8,808             7,784
       Accrued income taxes...................................................         1,701             1,063
       Other accrued liabilities..............................................         8,322             9,262
                                                                                ------------        ----------
   Total current liabilities..................................................        39,980            39,634
                                                                                ------------        ----------

   Long-term liabilities:
         Senior secured revolving credit facility.............................           ---             5,917
         Pension benefit obligation...........................................        16,584            13,296
         Other long-term liabilities..........................................         3,706             4,951
                                                                                ------------        ----------
   Total long-term liabilities                                                        20,290            24,164
                                                                                ------------        ----------

   Commitments and contingencies
   Stockholders' equity:
       Preferred stock, 1,000,000 shares authorized, none issued..............           ---               ---
       Common stock, $.01 par value; 40,787,711 shares authorized;                        37
           3,689,484 and 4,038,534 shares issued and outstanding at
           September 30, 2004 and 2003, respectively..........................                              40
       Additional paid-in capital ............................................        90,802            97,000
       Accumulated other comprehensive loss...................................        (1,634)             (891)
       Deferred compensation .................................................           (55)              ---
       Accumulated earnings (deficit).........................................        (4,947)            4,994
                                                                                ------------        ----------
   Total stockholders' equity.................................................        84,203           101,143
                                                                                ------------        ----------
                                                                               $     144,473      $    164,941
                                                                                ============        ==========

      CONSOLIDATED STATEMENTS OF OPERATIONS
      Anacomp, Inc. and Subsidiaries

                                                                                                              Predecessor
                                                                   Reorganized Company (a)                      Company (a)
                                                      --------------------------------------------------  ------------------
                                                         Year ended       Year ended   Nine months ended    Three months ended
                                                       September 30,    September 30,    September 30,         December 31,
(dollars and shares in thousands, except per share          2004             2003             2002                 2001
amounts)                                              ---------------- ---------------- ----------------  ------------------
Revenues:
    Services..........................................$     151,829     $   166,594      $   140,739         $    55,098
    Equipment and supply sales........................       32,600          37,429           33,068              12,926
                                                      ---------------- ---------------- ----------------  ------------------
                                                            184,429         204,023          173,807              68,024
                                                      ---------------- ---------------- ----------------  ------------------
Cost of revenues:
    Services..........................................      102,269         113,789           95,099              36,630
    Equipment and supply sales........................       22,069          25,353           22,994               9,874
                                                      ---------------- ---------------- ----------------  ------------------
                                                            124,338         139,142          118,093              46,504
                                                      ---------------- ---------------- ----------------  ------------------
Gross profit..........................................       60,091          64,881           55,714              21,520
Costs and expenses:
    Engineering, research and development.............        6,014           6,397            5,305               1,680
    Selling, general and administrative...............       50,834          51,720           43,622              15,643
    Reversal of environmental liability...............         (626)            ---              ---                 ---
    Amortization of intangible assets, including
        goodwill......................................        1,983           1,983            1,487               2,896
    Restructuring charges (credits)...................        9,019           2,697            2,081              (1,032)
                                                      ---------------- ---------------- ----------------  ------------------
Operating income (loss) from continuing operations....       (7,133)          2,084            3,219               2,333
                                                      ---------------- ---------------- ----------------  ------------------

Other income (expense):
    Interest income...................................          216             257              353                 155
    Interest expense and fee amortization.............         (591)         (1,789)          (3,069)             (3,114)
    Gain on extinguishment of debt....................          ---             ---              ---             265,329
    Other.............................................         (682)            519              296                (221)
                                                      ---------------- ---------------- ----------------  ------------------
                                                             (1,057)         (1,013)          (2,420)            262,149
                                                      ---------------- ---------------- ----------------  ------------------
Income (loss) from continuing operations before
    reorganization items and income taxes.............       (8,190)          1,071              799             264,482
Reorganization items..................................          ---             ---              ---              13,328
                                                      ---------------- ---------------- ----------------  ------------------
Income (loss) from continuing operations before
    income taxes......................................       (8,190)          1,071              799             277,810
Provision for income taxes............................        1,751           1,760            4,024                 450
                                                      ---------------- ---------------- ----------------  ------------------
(Loss) income from continuing operations..............       (9,941)           (689)          (3,225)            277,360
Gain on sale of discontinued operations, net of taxes.          ---           7,995              ---                 ---
Income from discontinued operations, net of taxes.....          ---             ---              913                 ---
                                                      ---------------- ---------------- ----------------  ------------------
Net income (loss).....................................$      (9,941)    $     7,306      $    (2,312)         $  277,360
                                                      ================ ================ ================  ==================

Basic and diluted per share data:
    Basic and diluted net loss from continuing
    operations........................................$       (2.48)    $     (0.17)     $     (0.80)
    Gain on sale of discontinued operations...........          ---            1.98              ---
    Basic and diluted net income from discontinued
    operations........................................          ---             ---             0.23
                                                      ---------------- ---------------- ----------------
    Basic and diluted net income (loss)...............$       (2.48)    $      1.81      $     (0.57)
                                                      ================ ================ ================
    Shares used in computing basic and diluted net
    income (loss) per share...........................        4,001           4,039            4,036
                                                      ================ ================ ================


(a) Reorganized Company data includes results of discontinued operations separately. Discontinued operations data has not been included for the Predecessor Company as amounts are not material.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Anacomp, Inc. and Subsidiaries

                                                                                                              Predecessor
                                                                   Reorganized Company                          Company
                                                      --------------------------------------------------  ------------------
                                                         Year ended       Year ended   Nine months ended    Three months ended
                                                       September 30,    September 30,    September 30,         December 31,
(dollars in thousands)                                      2004             2003             2002                 2001
                                                      ---------------- ---------------- ----------------  ------------------
Cash flows from operating activities:
    Net income (loss)................................$       (9,941)    $     7,306       $   (2,312)         $  277,360
    Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
      Other income due to extinguishment of debt.....           ---             ---              ---            (265,329)
      Adjustment of assets and liabilities to fair
         value.......................................           ---             ---              ---             (16,916)
      Write off of deferred debt issuance costs and
         unamortized premiums and discounts..........           ---             ---              ---               2,216
      Gain on sale of discontinued operations .......           ---          (7,995)             ---                 ---
      Income from discontinued operations ...........           ---             ---             (913)                ---
      Depreciation and amortization..................        11,961          14,414           12,999               7,194
      Amortization of debt fees, premiums and
         discounts...................................           592             516              516                  92
      Utilization of deferred tax asset without
         rate benefit................................           ---             ---            1,994                 ---
      Non-cash compensation..........................         1,341              58              ---                 ---
      Non-cash reorganization asset..................         1,333             ---              ---                 ---
      Non-cash restructuring charges.................         1,297              32              ---                 ---
      Other non-cash charges.........................           ---             ---              358                 349
    Change in assets and liabilities:
      Accounts and other receivables.................         4,507           5,102           (1,239)              3,092
      Inventories....................................          (134)            760             (148)                739
      Prepaid expenses and other assets..............        (1,263)          1,708           (5,497)                332
      Accounts payable, accrued expenses and other
          liabilities................................        (1,762)         (7,518)           8,039              (3,733)
      Accrued interest...............................           ---             ---              (13)               (387)
                                                      ---------------- ---------------- ----------------  ------------------
         Net cash provided by continuing operations..         7,931          14,383           13,784               5,009
         Net operating cash provided by
             discontinued operations.................           ---             ---            2,797                 ---
                                                      ---------------- ---------------- ----------------  ------------------
         Net cash provided by operating activities...         7,931          14,383           16,581               5,009
                                                      ---------------- ---------------- ----------------  ------------------
Cash flows from investing activities:
    Purchases of property and equipment for
        continuing operations........................        (4,104)         (3,068)          (2,727)             (1,075)
    Purchases of property and equipment for
        discontinued operations......................           ---             ---              (48)                ---
    Proceeds from sale of discontinued operations
        and other assets.............................           ---          14,631              ---                 ---
    Payments to acquire product line assets and      )
        customer rights..............................           ---            (500)             ---                 ---
                                                      ---------------- ---------------- ----------------  ------------------
         Net cash provided by (used in) investing
             activities..............................        (4,104)         11,063           (2,775)             (1,075)
                                                      ---------------- ---------------- ----------------  ------------------
Cash flows from financing activities:
    Debt issuance costs..............................          (794)            ---              ---                 ---
    Proceeds from revolving line of credit...........         7,252           2,500              ---                 ---
    Payments on revolving line of credit.............       (13,169)        (26,558)         (23,100)             (2,000)
    Common Stock Repurchased.........................        (6,648)            ---              ---                 ---
                                                      ---------------- ---------------- ----------------  ------------------
         Net cash used in financing activities.......       (13,359)        (24,058)         (23,100)             (2,000)
                                                      ---------------- ---------------- ----------------  ------------------
Effect of exchange rate changes on cash..............          (921)          1,441              725                 637
                                                      ---------------- ---------------- ----------------  ------------------
Increase (decrease) in cash and cash equivalents.....       (10,453)          2,829           (8,569)              2,571
Less increase in cash from discontinued operations...           ---             ---           (2,749)                ---
                                                      ---------------- ---------------- ----------------  ------------------
Cash and cash equivalents at beginning of period.....        18,390          15,561           26,879              24,308
                                                      ---------------- ---------------- ----------------  ------------------
Cash and cash equivalents at end of period...........$        7,937     $    18,390       $   15,561          $   26,879
                                                      ================ ================ ================  ==================

QUARTERLY REVENUES AND EBITDA
Anacomp, Inc.

(in thousands)

                                                   FY 2003                                          FY 2004
                              ----------------------------------------------    ---------------------------------------------------
                                    Q1         Q2          Q3          Q4            Q1           Q2           Q3           Q4
Revenues:
MVS                           $   8,117   $   8,238   $   9,020   $   8,749     $   8,985    $   9,429    $   9,382        9,736
docHarbor Web Presentment         4,783       4,713       4,309       4,984         5,791        6,135        6,519        6,322
                              ----------  ----------  ----------  ----------    -----------  -----------  -----------  -----------
Subtotal                         12,900      12,951      13,329      13,733        14,776       15,564       15,901       16,058
                              ----------  ----------  ----------  ----------    -----------  -----------  -----------  -----------

CD / Digital                      7,329       7,336       7,038       6,597         6,127        6,162        5,405        5,136


COM / Other Output Services      19,158      18,777      16,928      15,944        15,083       15,400       13,478       12,044
COM Professional Services         5,538       5,268       5,170       4,858         4,682        4,564        4,159        3,909
Equipment / Supplies              8,046       8,449       7,341       7,333         6,755        7,176        6,247        5,803
                              ----------  ----------  ----------  ----------    -----------  -----------  -----------  -----------
Total revenues                $  52,971   $  52,781   $  49,806   $  48,465     $  47,423    $  48,866    $  45,190    $  42,950
                              ==========  ==========  ==========  ==========    ===========  ===========  ===========  ===========


Reconciliation of EBITDA to Operating Results


                                    Q1         Q2          Q3          Q4            Q1           Q2           Q3           Q4

EBITDA  (A)                   $   5,096   $   5,194   $   5,091   $   4,602     $   4,010    $   4,110    $   3,336    $   3,733
Depreciation and amortization    (3,973)     (3,654)     (3,427)     (3,360)       (3,117)      (3,110)      (2,951)      (2,783)
Other income (expense), net        (756)       (463)       (417)        623          (185)        (253)        (180)        (438)
Non-cash compensation               (33)        (25)        -           -            (200)         (31)         (32)        (129)
Restructuring charges               -           -        (1,152)     (1,545)          -         (2,307)      (3,970)      (2,742)
Other (B)                           (48)        (48)        (49)       (585)         (198)        (198)        (198)        (356)
Provision for income taxes         (558)       (547)       (676)         21          (434)        (378)        (550)        (389)
Gain (loss) on sale of
discontinued operations,
net of taxes                      8,384        (200)        -          (189)          -            -            -            -
                              ---------   ----------  ----------  ----------    ----------   ----------   ----------   ----------
Net income (loss)             $   8,112   $     257   $    (630)  $    (433)    $    (124)   $  (2,167)   $  (4,545)   $  (3,104)
                              =========   ==========  ==========  ==========    ==========   ==========   ==========   ==========


(A) Anacomp reports its financial results in accordance with GAAP, and additionally on a non-GAAP basis using EBITDA. EBITDA is not a financial measure that is in accordance with, nor a substitute for, GAAP measures and may not be consistent with EBITDA (or similarly titled measures) used by other companies. Anacomp defines EBITDA as operating income (loss) from continuing operations excluding restructuring charges, depreciation and amortization expense, non-cash compensation, other income (expense), net, pension costs from non-operating actuarial long-term measurements including primarily interest, gain (loss) on sale of discontinued operations, net of taxes, and income taxes. Anacomp uses
EBITDA to evaluate and manage its operations and believes that EBITDA information is useful to investors to allow them to perform additional financial analyses, including Anacomp's ability to service its debt. Due to the significance of the GAAP components excluded, EBITDA should not be considered in isolation of, or as an alternative to, net income (loss), cash flows from operations or any other operating or liquidity performance measure prescribed by GAAP. A reconciliation of EBITDA to net income (loss) is provided in the table above.

(B)  International   pension  costs  from  non-operating   actuarial   long-term
measurements including primarily interest, reported as selling, general and administrative expense.

Note:The reported EBITDA in fiscal 2004 includes $161 in Q1 and $230 in Q2 expenses related to a proxy contest involving the election of directors.